Exhibit 32.1

                                Certification Of
                   Chief Executive Officer Of Cytomedix, Inc.
                          Pursuant To 18 U.S.C. ss.1350

      Pursuant to 18 U.S.C. ss.1350 and in connection with the quarterly report of Cytomedix, Inc. (the "Company") for the quarter ended September 30, 2003, I, Kent T. Smith, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

      1. The Company's 10-QSB for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. To my knowledge, the information contained in the Company's 10-QSB for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Kent T. Smith
-----------------------------------
Kent T. Smith

Date: November 14, 2003

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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